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                                                                    EXHIBIT 99.2



                  [LETTERHEAD OF ABM INDUSTRIES INCORPORATED]


                                 April 22, 1998

To our Stockholders:

               As previously announced, your Board of Directors has adopted a Stockholder Rights Plan. The Plan provides for a dividend distribution to stockholders of record on April 22, 1998 of Rights to purchase shares of a new series of Preferred Stock (or, in certain circumstances, Common Stock or other consideration), exercisable upon the occurrence of certain takeover events. We are enclosing a summary description outlining the principal terms of the Plan, which we urge you to read carefully. The Rights replace the rights attached to the Common Stock that were originally distributed pursuant to the Stockholder Rights Plan adopted by your Board of Directors on April 11, 1988 and that are expiring today.

               The Plan was not adopted in response to any specific effort to acquire control of ABM and we are not aware of any such effort. After careful consideration, however, your Board of Directors believes that the Plan is a reasonable and prudent response to the risks posed to stockholder interests in the event that you or the Company are confronted with coercive or unfair takeover tactics or a tender offer at an inadequate price. The Plan contains provisions to protect you in the event of an unsolicited offer to acquire ABM, including offers that do not treat all stockholders equally, the acquisition in the open market of shares constituting control without offering fair value to all stockholders, and other coercive or unfair takeover tactics that could impair the Board's ability to represent your interests fully and which the Board believes are not in the best interests of stockholders.

               More than 2,000 other U.S. corporations have considered it prudent to adopt stockholder protection plans similar to the Plan adopted by your Board. The Plan is not intended to prevent an acquisition of ABM on terms that are favorable and fair to all stockholders and will not be used for that purpose. The Plan is designed to deal with the very serious problem of unilateral actions by hostile acquirers that are calculated to deprive ABM's Board and its stockholders of their ability to determine the destiny of the Company. However, the mere declaration of the Rights dividend should not affect any prospective offeror willing to make an all cash offer at a full and fair price, or to negotiate with your Board of Directors, and certainly will not interfere with a merger or other business combination transaction that your Board of Directors approves as fair and as constituting a recognition of full value to the stockholders. The Rights Plan excludes from its operation Theodore Rosenberg, Sydney J. Rosenberg, their personal trusts, and certain related persons, who currently own in the aggregate approximately 22.3% of ABM's Common Stock. As a result, their present and future holdings of Common Stock will not trigger the Rights Plan or make the Rights nonredeemable or exercisable and separately tradable.

        Issuance of the Rights will not weaken ABM's financial strength, will not affect its reported earnings per share, is not taxable to you or the Company and will not change the way in which the Company's shares are traded. As described in the attached summary, the Rights will



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only become exercisable if and when an event arises which triggers their effectiveness. They will then operate to protect stockholders against being deprived of their right to share in the full measure of ABM's long-term potential.

        In declaring the Rights dividend, we have expressed our confidence in your Company's future and our determination that you, our stockholders, be given every opportunity to participate fully in that future.

                                            On behalf of the Board of Directors,



                                            Martinn H. Mandles
                                            Chairman of the Board



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                           ABM INDUSTRIES INCORPORATED

                             SUMMARY OF RIGHTS PLAN

        The following Summary is not complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which may be obtained without charge from ABM Corporate Communications, P.O. Box 193224, San Francisco, California 94119.

ISSUANCE AND
TRANSFER OF RIGHTS;
RIGHTS CERTIFICATES:         The Board declares a dividend of one
                             Right for each share of Common Stock outstanding.
                             Prior to the Separation Time referred to below, the Rights are evidenced by and trade with the Common
                             Stock and are not exercisable. After the Separation
                             Time, the Company will mail Rights Certificates to stockholders, together with instructions regarding exercise of the Rights and other appropriate information, and the Rights will become transferable apart from the Common Stock.

SEPARATION TIME:             Rights separate from the Common Stock and become
                             exercisable following the earlier of (i) the date of the Flip-in trigger referred to below or (ii) the tenth business day (or such later date as the Board may decide) after any person (a broadly defined term) announces its intention to commence a tender or exchange offer that would result in such person acquiring beneficial ownership (a broadly defined term) of a total of 20% or more of the Company's Common Stock.

EXERCISE OF RIGHTS:          After the Separation Time, each Right entitles the
                             holder to purchase, for the exercise price referred to below, one one-thousandth of a share of Participating Preferred Stock. (The Participating
                             Preferred Stock is designed so that each one one-thousandth of a share has economic and voting terms similar to those of one share of Common
                             Stock.)

                             The exercise price is initially set at $175.00 and will be subject to certain customary antidilution provisions (the "Exercise Price").

"FLIP-IN" TRIGGER:           If any person acquires beneficial ownership of 20%
                             or more of the outstanding Common Stock (an
                             "Acquiring Person"), then on that date (or such date other date as the Board may decide):

                                    (i)     Rights owned by the Acquiring Person
                                            or transferees thereof will
                                            automatically be void; and

                                    (ii)    each other Right will automatically
                                            become a right (in addition to any
                                            other rights provided for in the
                                            Rights



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                                            agreement) to buy, for the Exercise
                                            Price, that number of shares of
                                            Common Stock or Participating
                                            Preferred Stock having a market
                                            value of twice the Exercise Price.

EXCLUDED PERSONS:            Excluded from the definition of Acquiring Person
                             are the Company, any subsidiary, any of their employee plans and Theodore Rosenberg and Sydney J.
                             Rosenberg, individually and jointly, and certain related persons. The Board also has the discretion to exclude a person who becomes an Acquiring Person inadvertently if such person promptly divests enough Common Stock to drop below the percentage threshold.

EXCHANGE OPTION:             If an Acquiring Person acquires beneficial
                             ownership of between 20% and 50% of the outstanding
                             Common Stock, the Board may, at is option, require any outstanding Rights (other than those owned by the Acquiring Person) to be exchanged for one share of Common Stock or one one-thousandth of a share of Participating Preferred Stock in lieu of allowing such Rights to be exercised.

"FLIP-OVER" TRIGGER:         After any person or group becomes an Acquiring
                             Person, the Company may not consolidate or merge with, or sell or otherwise transfer 50% or more of its assets or earning power to any person if at the time the Acquiring Person controls the Board, unless provision is duly made so that each outstanding Right would thereafter become a right to buy, for the Exercise Price, that number of shares of common stock of such other person having a market value of twice the Exercise Price.

REDEMPTION:                  The Rights may be redeemed by the Board, at any
                             time until a "Flip-in" trigger has occurred, at a Redemption Price of $0.01 per Right.

POWER TO AMEND:              The Board may amend the Plan in any respect until a
                             "Flip-in" trigger has occurred. Thereafter, the Board may amend the Plan in any respect not adversely affecting the interests of the Rights holders.

DIVIDEND OR
VOTING RIGHTS:               Rights will not have any dividend, voting or other
                             rights of stockholders.

EXPIRATION:                  The rights will expire ten years from the date of
                             their issuance, unless sooner redeemed, exchanged or exercised.




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